pwc

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-233276) and Form S-8 (No. 333-219346, No. 333-182219, No. 333-145581 and No. 333-145583) of GATX Corporation, of our report dated March 30 2020, except for the effects of the revision as described in Note 26 to the consolidated financial statements, as to which the date is March 30, 2021, relating to the group financial statements of Alpha Partners Leasing Limited, which appears in this Form 10-K/A of GATX Corporation.

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, United Kingdom

March 30, 2021